UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California		95110
(Address of principal executive offices)		(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	QS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 13, 2021, QuantumScape Battery, Inc. (“QS Sub”), a wholly-owned subsidiary of QuantumScape Corporation (the “Company”), entered into a letter agreement with Volkswagen Group of America, Inc. (“VWGoA”), Volkswagen Group of America Investments, LLC, an affiliate of VWGoA (“VW Member”), and QSV Operations LLC, the joint venture entity between QS Sub and VW Member (the “JV Entity”, and together with QS Sub, VWGoA and VW Member, the “Parties”). The letter agreement amends the Amended and Restated Joint Venture Agreement, dated May 14, 2020, and as amended by the First Amendment to Amended and Restated Joint Venture Agreement, dated September 21, 2020, by and among the Parties (the “JV Agreement”).

Under the letter agreement, the Parties agreed to finalize the location of their joint venture solid-state battery pilot-line facility (“QS-1”) by December 31, 2021. The Parties currently contemplate Salzgitter, Germany as the location, but the final determination of the location of QS-1 shall be made by VWGoA in its sole discretion no later than December 31, 2021 based on an analysis by VWGoA of operational costs, government incentives and other relevant considerations. The Parties intend to expand the production capacity of QS-1, initially planned for 1 gigawatt-hour (GWh), by a further 20 GWh at the same location. The Parties further agreed to consider at a future date whether to increase the initial capacity size of QS-1.

The foregoing description of the terms of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosures

On May 14, 2021, the Company issued a press release relating to the letter agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Forward-Looking Statements

The information in this Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Report, including, without limitation, regarding the development, timeline and performance of the Company’s products and technology are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including but not limited to the Company’s ability to finalize the location of QS-1 and achievement of expanded production capacity of QS-1. Additional information about factors that could materially affect the Company is set forth under the “Risk Factors” section in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2021 and available on the SEC’s website at www.sec.gov.

These forward-looking statements are based on information available as of the date of this Report, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated May 13, 2021, by and among QuantumScape Battery, Inc., Volkswagen Group of America, Inc, Volkswagen Group of America Investments, LLC and QSV Operations LLC

99.1	News release of the Company dated May 14, 2021, announcing agreement with Volkswagen to select location for joint venture pilot-line facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Chief Legal Officer and Head of Corporate Development

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